Exhibit 23.1






The Board of Directors
Crompton & Knowles Corporation
One Station Place - Metro Center
Stamford, CT 06902



We consent to the use of our reports incorporated herein by reference in the Registration Statement.





                                         /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP





Stamford, Connecticut
October 17, 1996